                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 ANESTA CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 ANESTA CORP.
                              4745 WILEY POST WAY
                           SALT LAKE CITY, UT  84116

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 21, 2000


TO THE STOCKHOLDERS OF ANESTA CORP:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ANESTA CORP., a Delaware corporation (the "Company"), will be held on Wednesday, June 21, 2000 at 2:00 p.m. local time at the Wyndham Hotel, 215 West South Temple, Salt Lake City, Utah 84101 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's 1993 Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 500,000 shares.

3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 22, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                 By Order of the Board of Directors

                                 /s/ Theodore H. Stanley

                                 Theodore H. Stanley, M.D.
                                 Secretary

Salt Lake City, Utah
May 19, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

     INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING ANESTA CORP., INCLUDING A COPY OF THE FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, ANESTA CORP., 4745 WILEY POST WAY, SALT LAKE CITY, UTAH 84116.

                                 ANESTA CORP.
                              4745 WILEY POST WAY
                           SALT LAKE CITY, UT 84116

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of ANESTA CORP., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 21, 2000 at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Wyndham Hotel, 215 West South Temple, Salt Lake City, Utah 84101. The Company intends to mail this proxy statement and accompanying proxy card on or about May 19, 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on April 22, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 22, 2000 the Company had outstanding and entitled to vote 13,392,432 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Anesta Corp., 4745 Wiley Post Way, Salt Lake City, Utah 84116, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The Company intends to holds its 2001 Annual Meeting on or around June 20, 2001. Thus, proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than January 15, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 Annual Meeting of Stockholders notifies the Company of such matter prior to April 21, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are seven nominees for the seven Board positions presently authorized by the Board of Directors in accordance with the Company's Certificate of Incorporation and Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

     The names of the nominees and certain information about them are set forth below:

                                                 Principal Occupation/
Name                                   Age       Position Held With The Company
----                                   ---       ------------------------------

Thomas B. King..................        45       President and Chief Executive Officer

William C. Moeller..............        61       Chairman of the Board and Treasurer

Theodore H. Stanley, M.D........        60       Founding Chairman and Secretary

Daniel L. Kisner, M.D. (1)......        53       President, Chief Executive Officer and Director of Caliper Technologies Corp.

Richard H. Leazer (1)(2)........        58       Retired

Emanuel M. Papper, M.D., Ph.D...        84       Professor of Anesthesiology at the University of Miami, School of Medicine

Richard P. Urfer (2)............        63       President of BW Capital Markets, Inc.

--------------------

(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     Thomas B. King has been Chief Executive Officer of the Company since January 1998, a Director since December 1994 and has served as its President since December 1996. Mr. King was the Company's Chief Operating Officer from December 1994 until December 1997 and Executive Vice President from December 1994 until December 1996. Prior to joining Anesta, he was employed by Somatogen, Inc., a biotechnology company, from January 1990 to December 1994 as Vice President of Marketing and Business Development. Prior to joining Somatogen, he was director of the Cardiovascular Business Unit at Abbott Laboratories ("Abbott"), a pharmaceutical company, from January 1988 to December 1989 and held various marketing and business development positions at Anaquest, an anesthesia pharmaceutical company and a division of BOC HealthCare, from June 1982 to December 1987. Mr. King received an M.B.A. in finance and marketing from the University of Kansas in 1982.

     William C. Moeller has been Chairman of the Board of Directors of the Company since January 1998 and served as a Director of the Company since he co-founded the Company in 1985. Mr. Moeller served as Chief Executive Officer of the Company from 1985 until December 1997 and as President from August 1985 until December 1996. Prior to joining Anesta, Mr. Moeller held senior management positions with several medical companies that manufactured products for orthopedic and cardiovascular surgery and for anesthesiology. These positions included general management responsibilities in the large multinational companies of Howmedica, Inc., a medical devices company, from 1964 to 1973 and The BOC Group, from 1973 to 1981, in its medical division. Mr. Moeller was Chief Operating Officer of Symbion, Inc., a company in the field of artificial organs, from 1982 to 1985. He received an M.B.A. degree from the Harvard Graduate School of Business Administration in 1964.

     Theodore H. Stanley, M.D. has been Founding Chairman of the Company since January 1998. Dr. Stanley served as Chairman of the Board of Directors of the Company since he co-founded the Company in 1985 until December 1997. Dr. Stanley served as Medical Director of the Company from 1985 to April 1994. He also has been Professor of Anesthesiology and Professor of Surgical Research at the University of Utah School of Medicine since 1978. Dr. Stanley also has been an Adjunct Professor of Anesthesiology at the University of Texas (Houston) since 1985. He also has been a clinical research investigator for numerous pharmaceutical companies in the investigation of new anesthetic drugs. Dr. Stanley received an M.D. degree from Columbia University, College of Physicians and Surgeons in 1965.

     Daniel L. Kisner, M.D. has served as a director of the Company since February 1996. Dr. Kisner has served as President, Chief Executive Officer and Director of Caliper Technologies Corp. since April 1, 1999. Prior to joining Caliper, Dr. Kisner served as Chief Operating Officer of Isis Pharmaceuticals, Inc., a biotechnology company, since February 1993, as a Director since March 1991 and as President since May 1994. From March 1991 until February 1993, he was Executive Vice President of Isis. From December 1988 until March 1991, he was Division Vice President of Pharmaceutical Development for Abbott. From March 1988 until November 1988, Dr. Kisner served as the Vice President, International Clinical Research and Development for Smith Kline & French Laboratories and from May 1985 until March 1988 he served as Vice President, Clinical Research R&D, Continental Europe for the same company. Dr. Kisner was an Associate Professor of Oncology at the University of Texas and an acting Associate Director at the National Cancer Institute. Dr. Kisner received an M.D. degree from Georgetown University in 1972.

     Richard H. Leazer has been a director of the Company since September 1994. Mr. Leazer retired from the Wisconsin Alumni Research Foundation, a not-for-profit corporation supporting research at the University of Wisconsin, on December 31, 1999 after having served as its Managing Director since March 1993. Prior to such time, he was President of Ohmeda, an anesthesia device and equipment manufacturer and a division of BOC HealthCare, from 1988 to September 1992 and was President of Anaquest, an anesthesia pharmaceutical company and a division of BOC HealthCare, from 1981 to 1988. Mr. Leazer received an M.B.A. degree from Drexel University in 1966.

     Emanuel M. Papper, M.D., Ph.D. has been a director of the Company since July 1990. He has been Professor of Anesthesiology at the University of Miami since 1969 and was Professor of Pharmacology there from 1974 to 1981. Dr. Papper also served as the Vice President for Medical Affairs and the Dean of the University of Miami School of Medicine from 1969 to 1981. Prior to that time, Dr. Papper was a Professor of Anesthesiology and Chairman of the Department of Anesthesiology at Columbia University from 1949 to 1969. He received an M.D. degree from New York University in 1938 and a Ph.D. degree in English Literature from the University of Miami in 1990.

     Richard P. Urfer has served as a director of the Company since August 1996. Mr. Urfer has served as President of BW Capital Markets, Inc., an investment banking firm, since June 1997. From June 1995 until June 1997, Mr. Urfer served as Executive Vice President of Resource Investment Advisors, Inc. From May 1987 until June 1995, Mr. Urfer was Managing Director of R.P. Urfer & Co., investment bankers. From September 1982 until May 1987 he was Chief Operating Officer of Chase Manhattan Capital Markets Corporation. Mr. Urfer received an M.B.A. degree from the Harvard Graduate School of Business Administration in 1964.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Committees and Meetings

     During the fiscal year ended December 31, 1999 the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee. The Audit Committee held two meetings and the Compensation Committee held four meetings during the fiscal year ended December 31, 1999.

     The Audit Committee meets with the Company's independent accountants to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two Non-Employee Directors:
Messrs. Leazer (Chair) and Urfer.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two Non-Employee Directors:
Dr. Kisner (Chair) and Mr. Leazer.

     During 1999, all directors except Dr. Papper attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which such director served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

              APPROVAL OF THE 1993 STOCK OPTION PLAN, AS AMENDED

     In September 1993, the Company adopted its 1993 Stock Option Plan (the "Plan"), under which 750,000 shares have been reserved for issuance. In August 1996 and February 1997, the Board approved amendments to the Plan to increase the number of shares authorized for issuance from an aggregate of 750,000 shares to an aggregate of 1,500,000 shares. In June 1997 such amendments were approved by stockholders. In April 1998, the Board approved an amendment to the Plan to increase the number of shares authorized for issuance from an aggregate of 1,500,000 shares to an aggregate of 1,850,000 shares. In June 1998 such amendment was approved by stockholders. In April 1999, the Board approved an amendment to the Plan to increase the number of shares authorized for issuance from an aggregate of 1,850,000 shares to an aggregate of 2,400,000 shares. In June 1999 such amendment was approved by stockholders. The Board believes that the Company's existing Plan has been effective in attracting and retaining executives and key employees. The Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under Section 422 of the Internal Revenue Code of 1996, as amended (the "Code"), and non-statutory stock options ("NSOs") (collectively "Stock Awards"). The Plan will terminate in September 2003, unless sooner terminated by the Board of Directors.

     As of April 22, 2000, the Plan had net outstanding options to purchase an aggregate of 1,438,444 shares held by 80 persons at a weighted average exercise price of $12.53 per share. As of April 22, 2000, options to purchase 588,675 shares of Common Stock granted pursuant to the Plan had been exercised.

     In April 2000, the Board approved an amendment to the Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Plan from an aggregate of 2,400,000 shares to an aggregate of 2,900,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant Stock Awards to employees and consultants at levels determined appropriate by the Board and the Compensation Committee.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

            THE ESSENTIAL FEATURES OF THE PLAN ARE OUTLINED BELOW:

Administration

     The Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. The Board had delegated administration of the Plan to the Compensation Committee of the Board. As used herein with respect to the Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Eligibility

     Incentive stock options may be granted under the Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the Plan.

     No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Stock Subject to The Plan

     If options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Plan.

Terms of Options

     The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. At December 31, 1999, the closing price of the Company's Common Stock as reported on the NASDAQ National Market System was $17.1875 per share.

     The exercise price of options granted under the Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest at the rate of 1/48th per month (25% per year) during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan terminate forty-five days after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which the case the option may, but not need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within forty-five days after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

     If there is any change in the stock subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall have the power and discretion to prescribe the terms and conditions for the exercise of or modification of, the options outstanding under the Plan.

Effect of Certain Corporate Events

     The Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, the Board shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the options.

Duration, Amendment and Termination

     The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate in September 2003.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code.

Restrictions on Transfer

     Under the Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

     Incentive Stock Options. Incentive Stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. At this time, the Plan has not been designed to meet the requirements of Section 162(m) that would qualify stock options under the Plan as performance-based compensation.

     The Company would expect to design the Plan to permit options granted under the Plan to satisfy the requirements for performance-based compensation in the event that the Plan becomes subject to Section 162(m).

                               New Plan Benefits

     The following table presents certain information with respect to shares granted during the Company's last fiscal year under the Plan to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all employees, including all current officers who are not executive officers, as a group and (iv) all current non-employee directors as a group. As of April 22, 2000 there has been no determination by the Compensation Committee with respect to future awards under the Option Plan.

                                                                                      Number of Shares
                                                                                     Underlying Options
Name and Position                                         Dollar Value ($)(1)             Granted
-----------------                                         -------------------        ------------------
Thomas B. King......................................           $  543,750                   50,000
  President, Chief Executive Officer and Director

Martha V. Arnold....................................           $  141,375                   13,000
  Senior Vice President

Franck P. Kiser.....................................           $  141,375                   13,000
  Vice President, European Operations

Paul A. Litka, M.D..................................           $  141,375                   13,000
  Vice President, Clinical Drug Development

Steven A. Shoemaker, M.D............................           $  141,375                   13,000
  Vice President, Medical Affairs

All current executive officers as a group                      $2,544,750                  234,000

All employees, including all current officers who              $1,903,641                  172,375
  are not executive officers, as a group

--------------------------
(1) Exercise price multiplied by the number of shares granted.

                                  PROPOSAL 3

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1986, when the Company's financial statements were first audited. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 22, 2000 by: (i) each nominee for director; (ii) the executive officers named in the Summary Compensation Table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                           Number
                                                         of Shares        Percent
                                                        Beneficially    Beneficially
Name of Beneficial Owner                                   Owned        Owned(1)(2)
------------------------                                ------------    ------------
Abbott Laboratories
One Abbott Park Road, D-980, AP30
Abbott Park, IL 60064-3500............................    1,202,840         9.0%

Wentworth, Hauser & Violich (3)
333 Sacramento Street
San Francisco, CA 94111...............................      930,625          7.0

Capital Research and Management Company (4)
333 South Hope Street
Los Angeles, CA 90071.................................      740,000          5.5

T. Rowe Price Associates, Inc. (5)
100 E. Pratt Street
Baltimore, MD 21202...................................      739,700          5.5

Capital Group International, Inc. (6)
11100 Santa Monica Blvd.
Los Angeles, CA 90025.................................      700,000          5.2

Theodore H. Stanley (7)...............................      600,327          4.5

William C. Moeller (8)................................      447,854          3.3

Thomas B. King (9)....................................      251,617          1.9

Steven A. Shoemaker (10)..............................       69,815          1.0

Daniel L. Kisner (11).................................       18,406           **

Richard H. Leazer (12)................................       11,406           **

Emanuel M. Papper (13)................................       25,203           **

Richard P. Urfer (14).................................       33,119           **

Martha V. Arnold (15).................................       45,050           **

Franck P. Kiser (16)..................................       52,029           **

Paul A. Litka (17)....................................       31,874           **

All executive officers and directors as a group (18)..    1,586,700         11.4%

**   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of April 22, 2000, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of beneficial ownership is based on 13,392,432 shares of Common Stock outstanding as of April 22, 2000.

(3) Wentworth, Hauser & Violich, and Laird Norton Trust Company of Seattle report that they have sole or shared voting and dispositive power over 930,625 shares owned as of March 31, 2000. Wentworth, Hauser & Violich is a registered investment adviser to certain persons.

(4) Capital Research and Management Company, and SMALLCAP World Fund, Inc. have together filed a Schedule 13G pursuant to which they report sole or shared voting and dispositive power over 740,000 shares owned as of December 31, 1999. Capital Research and Management Company is a registered investment adviser and manages the American Funds Group of mutual funds.

(5) T. Rowe Price reports that they have sole or shared voting and dispositive power over 739,700 shares owned as of March 31, 2000.

(6) Capital Group International has filed a Schedule 13G pursuant to which they report sole or shared voting and dispositive power over 700,000 shares owned as of December 31, 1999. Capital Group International, Inc. is the parent company of five investment management companies. Each of these companies provides investment management to various institutional clients.

(7) Includes options exercisable for 25,110 shares of Common Stock. Of the 600,327 issued and outstanding shares, Dr. Stanley owns 227,211 shares, Mary Ann Stanley, Dr. Stanley's spouse, owns 181,976 shares, the Stanley Research Foundation owns 83,065 shares, the Theodore H. and Mary Ann Stanley Foundation owns 58,065 shares and Dr. Stanley owns 24,900 shares jointly with Ellen Stanley.

(8) Includes options exercisable for 59,014 shares of Common Stock, 25,000 shares held by the William and Joanne Moeller Foundation, of which Mr. Moeller is the trustee, and 50,000 shares held by the Joanne Moeller Living Trust.

(9)  Includes options exercisable for 200,450 shares of Common Stock.

(10) Includes options exercisable for 37,966 shares of Common Stock.

(11) Includes options exercisable for 18,406 shares of Common Stock.

(12) Includes options exercisable for 9,906 shares of Common Stock.

(13) Includes options exercisable for 8,703 shares of Common Stock.

(14) Includes options exercisable for 15,239 shares of Common Stock and 3,225 shares held by Cynthia Urfer, Mr. Urfer's spouse and 1,655 shares owned by Courtney Urfer, Mr. Urfer's daughter.

(15) Includes options exercisable for 45,050 shares of Common Stock.

(16) Includes options exercisable for 37,029 shares of Common Stock.

(17) Includes options exercisable for 31,874 shares of Common Stock.

(18) See notes 7 through 17.

Compliance With Section 16(A) of The Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with; except that one report, covering one transaction, was filed late by Mr. Dennis Coleman; two reports, covering an aggregate of four transactions, were filed late by Mr. Franck Kiser; one report, covering one transaction, was filed late by Mr. Richard Leazer; one report, covering one transaction, was filed late by Dr. Emanuel Papper; and one report, covering an aggregate of two transactions, was filed late by Mr. Richard Urfer.

                                  MANAGEMENT

Executive Officers

     The following table sets forth certain information concerning the Executive Officers of the Company as of April 22, 2000:

Name                          Age    Position
----                          ---    --------
Thomas B. King.............    45    President and Chief Executive Officer
William C. Moeller.........    61    Chairman of the Board and Treasurer
Theodore H. Stanley, M.D...    60    Founding Chairman and Secretary
Carl J. Accettura..........    46    Vice President, Manufacturing Operations
Martha V. Arnold...........    44    Senior Vice President
Dennis L. Coleman, Ph.D....    53    Vice President, Research and Development
Roger P. Evans, CPA........    35    Vice President, Finance and Administration
Franck P. Kiser............    40    Vice President, European Operations
Paul A. Litka, M.D.........    51    Vice President, Clinical Drug Development
Steven A. Shoemaker, M.D...    48    Vice President, Medical Affairs
W. Davis Templeton, Jr.....    43    Vice President, Sales and Field Operations
Jeffrey S. Williams........    35    Vice President, Office of Development

----------------------
See "Proposal 1 - Election of Directors" for the biographies of Mr. King, Mr. Moeller and Dr. Stanley.

     Carl J. Accettura joined the Company as Vice President, Manufacturing Operations in June 1998. Prior to joining Anesta, he was Vice President, Worldwide Supply Chain Management for the ConvaTec subsidiary of Bristol-Myers Squibb (BMS). Prior to joining BMS, he was Vice President, Materials Management, for Hoffman-LaRoche from 1992 to 1997. His previous pharmaceutical industry experience was with Pfizer Inc. from 1984 to 1992, where he held various production positions, including Director, Planning. Mr. Accettura received an M.B.A. with honors from New York University Graduate School of Business in 1980.

     Martha V. Arnold has been Senior Vice President of the Company since March 2000. Prior to March 2000, Ms. Arnold served as Vice President, Marketing of the Company since February 1999. Prior to February 1999, she served as the Company's Vice President, OTFC Business Unit since September 1996. Prior to joining Anesta, she was employed by McNeil Consumer Products Company, a member of the Johnson & Johnson family of companies, where she served as Director, Smoking Cessation Products from April 1994 to August 1996 and Director, New Products from September 1993 to April 1994. Since May 1983, she has held various marketing and business development positions within the McNeil and Johnson & Johnson-Merck Consumer Pharmaceuticals organizations. Ms. Arnold received an M.B.A. degree from the University of Chicago Graduate School of Business in 1981.

     Dennis L. Coleman, Ph.D. has been Vice President, Research and Development of the Company since March 1992 and served as Director, Technical Marketing at the Company from April 1991 to February 1992. Prior to joining Anesta, he was a founder of Albion Instruments, a company specializing in the analysis of anesthetic gases, where he served as Clinical Director from 1981 to August 1990. He also served as a consultant to Anesta from September 1990 to March 1991. He served as Research Associate Professor at the College of Pharmacy, Department of Pharmaceutics from 1985 to 1987 and as Research Assistant Professor, Department of Surgery, College of Medicine, Division of Artificial Organs from 1981 to 1986 at the University of Utah. Dr. Coleman received a Ph.D. degree in Pharmaceutics from the University of Utah in 1980.

     Roger P. Evans, CPA has been Vice President, Finance and Administration of the Company since July 1998. Prior to July 1998, Mr. Evans served as the Company's Corporate Controller since July 1993. Prior to joining Anesta, he was employed by Coopers & Lybrand LLP from September 1990 to July 1993 where he worked in both the financial audit and electronic data processing audit areas. Mr. Evans received a MAcc degree in accounting from Brigham Young University in 1990.

     Franck P. Kiser joined Anesta as Vice President, European Operations in November 1997. Prior to joining Anesta, he was the principal at Group Kiser, Switzerland, from May 1993 to February 1997, where he specialized in developing and executing European strategies for international companies. Previously, from May 1993 to February 1997, Mr. Kiser held various international management, global marketing and business development positions at Schering-Plough Corporation. Mr. Kiser received a Masters degree in International Management from the American Graduate School of International Management, Thunderbird in August 1989.

     Paul A. Litka, M.D. joined Anesta in March 1998 as Vice President, Clinical Drug Development. Prior to joining the Company he served as Senior Vice President, Clinical Research and Regulatory Affairs at Magainin Pharmaceuticals, Inc., a pharmaceutical company, from May 1996 to February 1998 and as Vice President, Clinical Research from April 1995 to May 1996. From April 1994 to April 1995 he was an independent consultant. From November 1991 to March 1994 he was Senior Vice President and General Manager of the IBRD Center for Clinical Research, a contract research organization. He received an M.D. degree from the College of Medicine and Dentistry of New Jersey-Newark in 1975.

     Steven A. Shoemaker, M.D. has been Vice President, Medical Affairs since March 2000. Prior to March 2000, Dr. Shoemaker served as Vice President, Medical Communications, Outcomes and Pharmacoeconomics since June 1999. From July 1998 to June 1999 he served as a Vice President in the Office of Development. From January 1997 to July 1998 he served as Vice President, Medical Communications. Dr. Shoemaker served as the Company's Vice President, Medical Affairs from April 1994 to January 1997. Prior to joining Anesta, he was employed by Somatogen, Inc., a biotechnology company, from February 1993 to March 1994 as Senior Vice President and from June 1989 to February 1993 as Vice President of Drug Development and Medical Affairs. He was Assistant Professor of Medicine at the University of Colorado Health Sciences Center from July 1985 to June 1988. He received an M.D. degree from the University of California at Los Angeles in 1978.

     W. Davis Templeton, Jr. has been Vice President, Sales and Field Operations since March 2000. Prior to March 2000 Mr. Templeton served as Vice President, OTFC Business Unit beginning February 1999. Prior to February 1999, Mr. Templeton served as Director, Strategic Marketing Group for the Company since September 1996. Prior to joining Anesta, he was employed by Somatogen, Inc., a biotechnology company, from February 1992 to September 1996 as Director of Commercial Development. From August 1983 to January 1992 he held various marketing, product management and sales management positions at Abbott Laboratories. He received an MBA degree from the University of South Carolina in 1983.

     Jeffrey S. Williams has been Vice President, Office of Development since June 1999. Prior to June 1999, Mr. Williams served as a Director, Corporate Development and Strategy for the Company since December 1996. Prior to joining Anesta, he was employed by Vertex Pharmaceuticals, a pharmaceutical company, from June 1994 to November 1996 in the areas of business development and program management. From August 1992 to June 1994 he was a full-time student at the Massachusetts Institute of Technology (MIT). From June 1989 to August 1992 he was a director with Phase V Technologies, a consulting firm specializing in pharmacoeconomic and quality of life studies. He received an MBA degree from MIT in 1996.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

     Each Non-Employee Director of the Company receives stock option grants under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only Non-Employee Directors of the Company or affiliates of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. Each person who is elected for the first time to be a Non-Employee Director shall, upon the initial election date to be a Non-Employee Director by the Board of Directors or stockholders of the Company, be granted an option to purchase 15,000 shares of Common Stock of the Company under the Directors' Plan. On the date of the Company's Annual Meeting, each member of the Company's Board of Directors who is not an employee of the Company and has served as a Non-Employee Director for at least three months or, where specified by the Non-Employee Director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. In addition, each Non-Employee Director serving as a committee chair shall receive, on the date of the Company's annual meeting each year, an option grant to purchase 2,000 shares of Common Stock of the Company and an additional 400 shares will be granted to each Non-Employee Director for each regularly scheduled meeting of the Board of Directors attended in person or via telephone. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may be exercised: (i) in installments over a period of three years from the date of grant in three equal installments commencing on the date one year after the date of grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director, or (ii) until the date upon which such optionee, or the affiliate of such optionee, as the case may be, terminates his service as a Non-Employee Director for any reason or for no reason, the option shall terminate on the earlier of the expiration date of the option or the date three months following the date of termination of service. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity.

     During the last fiscal year, the Company granted options covering an aggregate of 30,800 shares to the Non-Employee Directors of the Company, with exercise prices per share ranging from $9.50 to $21.50, which was equal to the fair market value on the respective dates of grant (based on the closing sales price reported in the Nasdaq National Market). As of December 31, 1999, options to acquire 35,750 shares had been exercised under the Directors' Plan.

Compensation of Executive Officers

     The following table sets forth, for the fiscal year ended December 31, 1999, certain compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by, the Company's Chief Executive Officer and its four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                              Annual Compensation      Awards
                                              -------------------   ------------
                                                                     Securities
                                                Salary     Bonus     Underlying        All Other
Name and Principal Position             Year     ($)        ($)      Options(#)     Compensation($)
---------------------------             ----    ------     -----    -----------     ---------------
Thomas B. King                          1999    270,000     65,000         50,000           4,396(1)
 President and Chief                    1998    240,000    200,000         45,000           3,924(1)
 Executive Officer                      1997    192,000     50,000         60,000           3,170(1)

Martha V. Arnold                        1999    180,000     30,791         13,000           2,990(1)
 Senior Vice President                  1998    160,000     80,840         12,500           2,690(1)
                                        1997    140,000     27,010         15,000           1,378(1)

Franck P. Kiser (2)                     1999    165,000     42,075         13,000             290(1)
 Vice President, European Operations    1998    150,000     43,125         12,500             290(1)


Paul A. Litka, M.D. (3)                 1999    200,000     34,000         13,000             748(1)
 Vice President, Clinical Drug          1998    157,083     56,091         50,000             242(1)
 Development

Steven A. Shoemaker, M.D.               1999    185,000     36,168         13,000           1,790(1)
 Vice President, Medical Affairs        1998    170,000     62,263         12,500           1,790(1)
                                        1997    160,000     26,416         15,000           1,790(1)

--------------------------
(1) Consists of matching contributions to each Named Executive Officer's 401(k) account and the dollar value of life insurance premiums paid by the Company.
(2)  Mr. Kiser started employement with the Company in January 1998.
(3)  Dr. Litka started employment with the Company in March 1998.

                             OPTION GRANTS IN 1999

     The following table sets forth for the Named Executive Officers certain information regarding options granted for the year ended December 31, 1999:

                                            Percent of                               Potential Realizable
                                               Total                                      Value at
                                              Options                                Assumed Annual Rates
                              Number of     Granted to                                 of Stock Price
                             Securities      Employees                                  Appreciation
                             Underlying         In         Exercise                   For Option Term(2)
                               Options         1999          Price     Expiration    -------------------
Name                         Granted(#)       (%)(1)       ($/Share)      Date        5%($)      10%($)
----                         ----------     ----------     ---------   ----------    -------------------
Thomas B. King.............    50,000          11.9         10.875     8/30/2009     341,961     866,597

Martha V. Arnold...........    13,000           3.1         10.875     8/30/2009      88,910     225,315

Franck P. Kiser............    13,000           3.1         10.875     8/30/2009      88,910     225,315

Paul A. Litka, M.D.........    13,000           3.1         10.875     8/30/2009      88,910     225,315

Steven A. Shoemaker, M.D...    13,000           3.1         10.875     8/30/2009      88,910     225,315

_____________________

(1)  Based on 419,375 options granted in 1999.

(2) The potential realizable value is based on the term of the option at its time of grant (10 years in the case of these options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

                      AGGREGATE OPTION EXERCISES IN 1999
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth for the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended December 31, 1999 and the fiscal year-end number and value of unexercised options:

                                                                                  Value of
                                                                                Unexercised
                                                              Number of         In-the-Money
                                                             Unexercised         Options at
                                                             Options at         December 31,
                                Shares                     December 31, 1999       1999($)
                             Acquired on     Value           Exercisable/       Exercisable/
Name                         Exercise(#)  Realized($)(1)    Unexercisable     Unexercisable(2)
----                         -----------  --------------   -----------------  ----------------
Thomas B. King.............    48,167        252,089        173,017/114,483   967,439/592,570
Martha V. Arnold...........        --             --          36,405/32,429   175,370/166,436
Franck P. Kiser............        --             --          29,113/36,387   102,413/165,431
Paul A. Litka, M.D.........        --             --          24,270/38,730     24,302/92,136
Steven A. Shoemaker, M.D...    25,000        162,500          40,987/29,513   280,908/153,498

_______________________
(1) Based on the fair market value of the Common Stock as of the exercise date as reported on the Nasdaq National Market, minus the exercise price, multiplied by the number of shares underlying the option.

(2) Based on the fair market value of the Common Stock as of December 31, 1999 as reported on the Nasdaq National Market, minus the exercise price, multiplied by the number of shares underlying the option.


                             SEVERANCE AGREEMENTS

     Anesta entered into an executive severance benefits agreement with Thomas
B. King, Steven A. Shoemaker, Paul A. Litka, Franck P. Kiser and Martha V. Arnold. Pursuant to the terms of the agreement, they will be entitled to the payment of their base salary and assumed bonus for twelve months, except for Mr. King who will receive twenty-four months, following the effective date of certain changes in control. In addition, fifty percent of the unvested portion of their options shall accelerate and immediately become vested and exercisable upon the occurrence of certain changes in control on or after June 1, 1999. The remainder of the unvested stock options will become vested in twelve equal monthly installments following the date of the change of control or become fully vested and exercisable if their employment is terminated without cause or they voluntarily terminate their employment for good reason within 24 months after the change of control.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer of the Company.

                     REPORT OF THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS/1/


     Until 1994, the Board of Directors (the "Board") of the Company was responsible for establishing the Company's compensation programs for all executive officers. Beginning in 1994, the Board delegated to the Compensation Committee (the "Committee") of the Board the authority to establish and administer the Company's compensation programs. The Committee is currently composed of two Non-Employee Directors: Dr. Kisner (Chair) and Mr. Leazer. The Committee is responsible for setting and administering the policies which govern executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determine the compensation, of the Chief Executive Officer (the "CEO") and the other executive officers of the Company, based upon a mix of the achievement of corporate goals, individual performance and comparisons with other pharmaceutical and drug delivery companies.

__________________

/1/ The material in this report is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof, and irrespective of any general incorporation language contained in such filing.

     The policies of the Company with respect to compensation of executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options, to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In general for 1999, the salaries, bonuses and stock option awards of executive officers were linked to the Company's achievement of corporate performance criteria with respect to progress in product sales (particularly Actiq, the Company's product for breakthrough cancer pain which was launched in the United States by Abbott Laboratories in March 1999), further development of the Company's corporate partnering and distribution strategy, clinical and product development programs, expanding the Company's management team, strengthening the Company's pharmaceutical product development capabilities and stock price performance. In order to conserve the Company's financial resources, and in order to reflect the Company's size and stage of development in relation to the companies included in industry compensation surveys reviewed by the Committee, the Committee determined to provide for base salaries at the mid-point of the compensation range for such companies. Bonuses were awarded to certain executive officers based on the same performance criteria noted above plus the achievement of certain individual objectives. In general, the bonus program is designed to allow each executive officer to realize total cash compensation that is at the mid-point of industry averages, based on performance. Base salary and bonus were supplemented by awards under the Company's stock option plan, designed to provide long-term incentives to all employees of the Company. Stock option awards were set in the mid-range compared to the companies included in the industry surveys considered by the Committee. Each of these components is discussed in turn below.

Base Salary

     Base salaries for all executive officers of the Company were established at or below the mid-point of the range for companies included in the compensation surveys considered by the Committee. In establishing such salaries, the Committee also considers each officer's level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives.

Bonuses

     The Company paid bonuses to its CEO and four other executive officers in 1999, in amounts ranging from $30,791 to $65,000. Such bonuses were based on the extent to which the corporate goals described above were achieved, and on average, represented approximately 21% of each such officer's base salary.

Option Plans

     The option plans offered by the Company have been established to provide all executive officers of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made to all eligible employees. These grants have been reviewed by the Board on an annual basis. As the base salaries for executive officers of the Company historically have been below the mid-point of the range for comparable companies, the Company has used stock options as the primary incentive to attract and retain its executive officers. In awarding stock options, the Board considers individual performance and overall contribution to the Company and also considers the number of unvested stock options held by the officer and the total number of stock options available to be awarded under the stock option plans. The Committee also considers the stock option practices of a self-selected group of other pharmaceutical, biotechnology and drug delivery companies. After considering the criteria relating to awarding stock options, the Board determined that the CEO and four other executive officers would receive option grants in the year ended December 31, 1999. Stock options granted under the stock option plans generally have a four-year vesting schedule and generally expire ten years from the date of grant, except in certain cases the maximum term is five years. The exercise price of options granted under the stock option plans was 100% of fair market value of the underlying stock on the date of grant for all officers who were granted options during 1999.

CEO Compensation

     Mr. King's base salary and grants of stock options were determined in accordance with the criteria described above. The base salary of Mr. King was set at an annual rate of $270,000 commencing January 1, 1999, which represented an increase from his base salary of $240,000 in 1998. In setting such salary level, the Committee considered the salary survey prepared by Aon Consulting, Inc./Radford Division for other companies in the pharmaceutical and biotechnology sectors. Mr. King's salary was set below the mid-point of the range for such companies, reflecting the Company's size and stage of development in relation to such companies and the Committee's desire to conserve the Company's financial resources. Mr. King also received a bonus of $65,000 for 1999. Such salary and bonus were based on the extent to which the performance objectives described above were achieved.

Section 162(m) of The Internal Revenue Code

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit, including an exemption for compensation plans, arrangements and binding contracts in existence prior to the time the Company became a "publicly held corporation" within the meaning of the Code. As a result, the Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officers in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Board has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Board intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                            COMPENSATION COMMITTEE
                        Daniel C. Kisner, M.D.  (Chair)
                               Richard H. Leazer

                               PERFORMANCE CHART



Anesta Corp (NSTA)

                                                                 Cumulative Total Return
                      ______________________________________________________________________________________________________________
                      12/94 3/95 6/95 9/95 12/95 3/96 6/96 9/96 12/96 3/97 6/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99
ANESTA CORP.            100   93  179  202   172  265  228  263   358  321  353  433   305  347  269  347   495  420  380  171   320
NASDAQ STOCK MARKET
  (U.S.)                100  109  125  140   141  148  160  166   174  164  195  228   213  249  256  231   300  336  367  376   542
BIOCENTURY DRUG
  DELIVERY SECTOR       100  105  122  162   177  218  214  175   170  161  172  195   158  165  139  122   139  196  192  193   230

                             CERTAIN TRANSACTIONS

     Relationship with Abbott Laboratories. On March 13, 2000, Anesta announced that it had renegotiated the U.S. marketing rights for Actiq with Abbott. Effective April 2000, Anesta will have responsibility for the sales and marketing of Actiq in the U.S. As part of the renegotiation, Anesta will make cash payments to Abbott and is obligated to make on-going earn-out payments to Abbott until the end of the first patent covering oral transmucosal fentanyl citrate. Abbott will continue to manufacture Actiq and Fentanyl Oralet for Anesta in the U.S. for a period of 24 to 36 months, after which Anesta will have the right to manufacture such products.

     Relationship with Stanley Research Foundation. Dr. Stanley is the sole trustee of the Stanley Research Foundation ("SRF"), a not-for-profit entity. SRF makes grants to the University of Utah which are used to support the work of scientists and other employees of the University of Utah. The Company reimburses SRF for such grants. The Company obtains from SRF certain materials and services at the same cost as that paid by SRF. Such grants and purchasing arrangements totaled $314,108 for the year ended December 31, 1999. Dr. Stanley receives no remuneration from SRF, and therefore does not benefit directly from the Company's arrangements with SRF.

     Relationship with Steven A. Shoemaker, M.D. Dr. Shoemaker, an executive officer of the Company, borrowed $200,000 in April of 1999 in connection with the exercise of stock options. In June of 1999, Dr. Shoemaker repaid the amount to the Company.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ Theordore H. Stanley

                                    Theodore H. Stanley, M.D.
                                    Secretary

May 19, 2000

                                  DETACH HERE



                                     PROXY

                                 ANESTA CORP.


     The undersigned hereby appoints Thomas B. King and William C. Moeller, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Anesta Corp., to be held on June 21, 2000 at 2:00 p.m. local time, at the Wyndham Hotel, 215 West South Temple, Salt Lake City, Utah and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

     Where no contrary choice is indicated by the stockholder, this Proxy, when returned, will be voted FOR such nominees and proposals and with discretionary authority upon such other matters as may properly come before the meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith. This Proxy may be revoked at any time prior to the time it is voted.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders dated May 19, 2000; (b) the accompanying Proxy Statement and (c) the Annual Report to Stockholders for the fiscal year ended December 31, 1999 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

---------------                                               ---------------
  SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                          SIDE
---------------                                               ---------------

                                  DETACH HERE


     Please mark
[X]  votes as in
     this example.

THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. To elect seven directors to hold office until the 2001 Annual Meeting of Stockholders.

Nominees: (01) Thomas B. King, (02) Richard H. Leazer, (03) William C. Moeller,
          (04) Emanuel M. Papper, (05) Daniel L. Kisner, (06) Theodore H. Stanley, (07) Richard P. Urfer

            FOR                         WITHHELD
            ALL    [ ]             [ ]  FROM ALL
          NOMINEES                      NOMINEES


[ ]__________________________________________________
         For all nominees except as noted above


2. To approve an amendment to the Company's 1993        FOR   AGAINST   ABSTAIN
   Stock Option Plan to increase the aggregate          [ ]     [ ]       [ ]
   number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 2,900,000.

3. To ratify the appointment of PricewaterhouseCoopers  FOR   AGAINST   ABSTAIN
   LLP as the Company's independent Certified Public    [ ]     [ ]       [ ]
   Accountants for the fiscal year ending December 31, 2000.

4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

              MARK HERE                      MARK HERE
             FOR ADDRESS   [ ]              IF YOU PLAN   [ ]
              CHANGE AND                     TO ATTEND
             NOTE AT LEFT                   THE MEETING

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign the Proxy. If shares of stock are held of record by a corporation, the proxy should be signed by the President or Vice President and the Secretary or Assistant Secretary. Executors, or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full titles.

Signature__________________________________________________ Date_______________

Signature__________________________________________________ Date_______________